                                                                   Exhibit 10.12

                                COAL MINING LEASE

      THIS COAL MINING LEASE ("Lease") dated April 9, 2003, effective as of April 1, 2003, by and between CSTL LLC ("Lessor"), a Delaware limited liability company, and ALPHA LAND AND RESERVES, LLC ("Lessee"), a Delaware limited liability company.

SECTION 1.  LEASE FOR COAL MINING PURPOSES.

      In consideration of the terms, conditions, and stipulations set forth to be performed and observed by Lessee, Lessor, acting on its own behalf and with the intention of exercising any right, option or power held by it on behalf of any other person or entity, does, to the extent that it now or hereafter owns or controls same, hereby demise, lease and let to Lessee, the coal (the "Leased Coal") within those certain seams lying in, on or under the premises obtained by Lessor in the deeds (the "Source Deeds") described on Exhibit A hereto, and hereinafter referred to as the "Leased Premises", together with the sole and exclusive right of mining and removing all of the Leased Coal and together further with the sole and exclusive right to exercise and enjoy all such other rights in or relating to the Leased Premises obtained by Lessor in the Source Deeds as may be necessary or convenient for the mining, preparation, loading, removal, transportation and shipping of the Leased Coal, Foreign Coal (as hereinafter defined), including the products and by-products of each and synthetic fuel produced from each, and the reclamation of the Leased Premises in connection therewith in accordance with applicable law, subject to the Restrictions, as hereinafter defined, and the reservations and exceptions expressly set forth in Section 2 of this Lease.

      "Foreign Coal," as used in this Lease, shall mean any coal mined from any lands other than the Leased Premises, and "foreign coal refuse," as used in this Lease, shall mean refuse resulting from the processing of Foreign Coal.

      Lessee has reviewed and is familiar with the restrictions, conditions, reservations, obligations, notice requirements and deadlines (the
"Restrictions") contained in the Source Deeds, and all rights to mine the Leased Premises which are granted herein are granted only to the extent Lessor obtained such rights and properties in the applicable Source Deed.

      Subject to the limitations contained above and without limiting the foregoing, to the extent that Lessor now or hereafter owns or controls same, Lessee shall have all and exclusive coal and mining rights in, on and under the Leased Premises and shall also have, subject to the provisions hereof, the right to use as much of the surface of the Leased Premises, and the right to take and use stone, soil and water thereon, as may be necessary for, or incident to, (a) the mining, preparation, loading, removal, transportation and shipping of Leased Coal and Foreign Coal; (b) the construction, maintenance and use of all structures, fixtures, equipment, plant or facilities deemed necessary or convenient by Lessee, including without limitation, preparation facilities, synthetic fuel facilities, buildings, offices, impoundments, valley fills, tipples, roads, railroads, utilities, pipelines, conveyors and other structures, facilities and improvements necessary for, or incident to, the purposes of this Lease; (c) storage of all such coal, any mine refuse and any equipment, materials and supplies; (d) the dumping of rock, slate, overburden, fill material and other refuse (including foreign coal refuse); (e) the pumping, discharge,


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deposit, treatment, diversion and draining of water; and (f) the unrestricted right of ingress and egress to and from the Leased Premises for any purposes incidental to the above.

      Subject to the provisions and limitations contained above, Lessee shall have the right to mine the Leased Coal by all mining methods now existing or hereafter developed, including surface mining methods (including contour strip mining, mountaintop removal, area mining, and highwall mining), and underground mining methods (including room and pillar and longwall mining methods); provided, however, that Lessee shall not mine any Leased Coal by the auger mining method without first obtaining the prior written consent of Lessor, which consent shall not be unreasonably withheld, delayed or conditioned. To the extent that Lessor has the right to grant same, Lessor hereby waives the right to lateral and subjacent support and any claim or liability for damages to the surface or subsurface or water thereon or therein, and grants Lessee the right to subside the surface and overlying strata, including water, without liability to Lessor therefor.

      Subject to the above limitations and to the extent that Lessor owns and can grant same, Lessee is hereby granted the right to store upon and transport through, over, across or under the Leased Premises Foreign Coal, and men, materials, timber, supplies and equipment in connection with mining on or removal of timber from the Leased Premises or any other lands. The above transportation rights are granted at no additional cost to Lessee.

SECTION 2.  RESTRICTIONS, RESERVATIONS AND EXCEPTIONS.

      All rights, title and interest in or to the Leased Premises described on Exhibit A hereto as Area 1, vested in Lessor and not herein granted to Lessee are reserved to Lessor, its successors and assigns.

      Without limiting the generality of this reservation, there are hereby expressly excepted from this Lease, with respect to the Leased Premises described on Exhibit A hereto as Area 1, and reserved to Lessor, its successors and assigns and further subject to the extent such rights are vested in the
Lessor:

      (1) all existing licenses, easements and rights-of-way to third parties for railroad or other purposes heretofore granted by or otherwise lawfully acquired from Lessor or its predecessors in title;

      (2) all oil, gas (including gas and/or methane in the Leased Coal, provided, however, that Lessee shall have the right to vent, liberate or otherwise remove such gas or methane in the course of mining operations pursuant hereto or pursuant to any other deed, lease, license, agreement or easement, without liability or payment therefor), timber (provided, however, that Lessee shall have the right to remove trees or timber growing on the Leased Premises as necessary or convenient to its mining operations, after giving Lessor at least six months' advance written notice thereof), and minerals other than coal;

      (3)   the following rights and privileges in and respecting the Leased
            Premises:

            (a) the right at all reasonable times to enter upon the Leased Premises, and to drill, bore, excavate, cut, remove, develop, store, and market (or to lease or license to others said rights), all such oil, gas, timber and other minerals hereinabove excepted;


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            (b) the right to construct and operate railroads, roads, structures, and appliances which may be necessary for the removal or processing of such oil, gas, timber and other minerals, or to serve other properties of the Lessor;

            (c) the right and privilege of leasing to tenants the surface of the Leased Premises for the purposes of occupying and farming said surface or of constructing thereon such facilities as may be needed for the removal or processing of said oil, gas, timber and other minerals; provided, however that, notwithstanding anything in this Lease to the contrary, Lessor shall not without Lessee's consent, which consent shall not be unreasonably withheld, enter into leases for surface occupation, residential purposes, farming or business development on property (i) within the Permitted Areas or (ii) within areas reasonably designated by Lessee as likely to be affected by Lessee's operations; and

            (d) the right to grant and convey from time to time to any electric or other power company, pipeline, gas, oil, mining or railroad company, so much of the surface of the Leased Premises as may be required for rights-of-way by such company or companies; provided that Lessor shall use its commercially reasonable efforts to ensure that such rights of way shall include, for the benefit of Lessor and Lessee, the right to demand relocation thereof at no cost in connection with operations pursuant to this Lease.

      Lessee recognizes and acknowledges that the Source Deeds contain certain Restrictions that relate to the surface, timber, oil and gas estates in or on the Leased Premises, and Lessee hereby accepts this Lease subject to those Restrictions and agrees to be bound by said Restrictions and to comply with same (including any requirements to give notice to the beneficiary of such Restrictions, providing a simultaneous copy to the Lessor) in all its activities hereunder. Further, in the event the Restrictions require the payment of monies relative to any of the matters contained therein and Lessee's activities under this Lease cause the requirement to pay such monies, then and in that event, the parties shall negotiate in good faith for the appropriate allocation and payment of such monies; provided, however, that Lessee shall be entitled to exercise any such rights and pay such monies pending determination of such allocation.

      In the event Lessor desires to exercise any of the rights reserved herein and such exercise shall include operations to be conducted on a portion of the Leased Premises with regard to which Lessee has posted a reclamation or performance bond or has received a permit or other authorization from, or has a pending permit application with, any federal, state, local or other governmental agency to conduct operations on such portion of the Leased Premises or on any area within three hundred (300) feet of any exterior permit boundary (collectively "Permitted Areas"), then Lessor shall give Lessee at least thirty
(30) days prior written notice thereof, and shall not exercise any such rights with respect to any Permitted Areas without Lessee's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without limiting the above, such consent can be conditioned upon Lessor or its subsequent lessee or assign agreeing to remove any equipment, material or fixtures that any of them might have installed that subsequently interfere with Lessee's mining operations under this Lease. Lessor shall, within 30 days after receiving Lessee's invoice, reimburse Lessee for all costs added by Lessor's operations to Lessee's costs of compliance with such bonds, permits, and/or other authorizations and for costs related to accommodation of Lessor's operations. Any lease, assignment or


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other transfer of the rights retained by Lessor hereby shall contain provisions that expressly incorporate the provisions set forth above and shall require the holder of such rights to likewise reimburse Lessee.

      To the extent that Lessor has the right to grant same, but notwithstanding anything herein to the contrary, the rights granted to Lessee by this Lease are dominant, and the rights and privileges hereby excepted and reserved in this Section shall be exercised in such manner as to not interfere with Lessee's exercise of its rights hereunder or with Lessee's mining operations in connection therewith, having due regard for the requirements, convenience, and safety of said rights and operations; and provided further, that Lessor shall indemnify Lessee for all direct costs and liabilities incurred by Lessee resulting from Lessor's exercise of such rights and privileges (including claims of personal injury or property damage resulting from the activities of Lessor or any of Lessor's lessees, licensees, invitees, contractors or subcontractors); provided, further, however, that it is not the intent of this sentence that Lessee shall be entitled to charge Lessor any usage fees for the exercise of reserved rights.

SECTION 3.  TERM.

      The initial term (the "Initial Term") of this Lease shall be for a period of ten (10) years from the effective date set forth in the preamble paragraph hereto (hereinafter, the "anniversary date"), unless sooner terminated as hereinafter provided. This Lease shall be automatically extended upon the expiration of the Initial Term for consecutive terms of five (5) years each, up to a maximum of fifty (50) years from the expiration of the Initial Term, subject to the right of Lessee to terminate this Lease on the expiration of the Initial Term or the expiration of any subsequent five year extension period by delivering written notice of its desire to do so to Lessor at least ninety (90) days prior to such termination date. For purposes of this Lease, "Lease Year" shall mean the period beginning on the effective date hereof and ending on December 31, 2003 with respect to the first Lease Year, and thereafter the twelve-month period beginning on each January 1 so long as this Lease remains in effect.

      In the event all the mineable and merchantable coal underlying the Leased Premises shall have been mined and removed from the Leased Premises pursuant to the provisions of this Lease and mining operations by Lessee have ceased upon the Leased Premises, then this Lease shall cease and terminate upon the date when all such coal shall have been mined and removed and such mining operations have ceased. Notwithstanding anything herein to the contrary, (a) the term of this Lease may be extended beyond such date by Lessee to the extent reasonably required by Lessee to continue the operation of any facilities that are located on the surface of the Leased Premises that are useful for the handling or processing of any Foreign Coal, provided that Lessee shall pay Lessor $[***] in annual rental at the same time and in the same manner that Minimum Annual Royalty would have been payable hereunder; and (b) Lessee shall have the right to enter upon the Leased Premises after the termination or forfeiture of this Lease, without rental, (i) for the purpose of removing all of Lessee's buildings, structures, machinery, equipment and other property from any part of the Leased Premises following the termination of this Lease in accordance with
Section 14 hereof; and (ii) for the purpose of conducting reclamation activities on the Leased Premises or on any other lands and complying with applicable law, provided that if Lessee exercises its rights pursuant to this subparagraph (b), the provisions of the last four paragraphs of Section 5 shall apply during said time. As used in this Lease, "mineable and merchantable coal" shall mean coal that can be mined at a reasonable profit to Lessee, using modern mining methods and equipment, when reached in the ordinary course of Lessee's operations.


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SECTION 4.  ROYALTIES.

      (a) Lessee shall pay to Lessor, CSTL LLC, P.O. Box 2495, Columbus, Ohio 43260 or at such other places as Lessor may from time to time designate in writing, during the term of this Lease, a Tonnage Royalty in the amount of the greater of [***] percent ([***]%) of the gross selling price or $[***] per ton for the coal mined from the Leased Premises and sold during each calendar month of the term hereof, to be received by Lessor within twenty (20) days from the end of the month to which payment applies. In the event Lessor consents to mining on the Leased Premises by the auger mining method, then the royalty attributable to all coal so mined by the auger mining method shall be [***] percent ([***]%) of the gross selling price.

      (b) Beginning April 1, 2003, Lessee shall pay to Lessor a Minimum Annual Royalty in the amount of $[***] for the first Lease Year. Beginning on January 1, 2004 and thereafter during the Initial Term hereof, as same may be extended, Lessee shall pay to Lessor a Minimum Annual Royalty in the amount of $[***], and for each Lease Year during any extension of the Term, a Minimum Annual Royalty in the amount of $[***]. Each payment shall be made in advance, in equal quarterly installments, with each installment equal to one-fourth of the Minimum Annual Royalty, on the first day of January, April, July and October of each Lease Year. Each quarterly payment shall hereinafter be referred to as a "Quarterly Payment". Lessee shall have the right to recoup a Quarterly Payment at any time after payment of same, by deducting the amount of such payment from Tonnage Royalty payments due, at any time, so long as this Lease remains in effect. Notwithstanding anything herein to the contrary, upon the payment by the Lessee of Tonnage Royalties and a Quarterly Payment or Quarterly Payments in any Lease Year, which equal or exceed, in the aggregate, the Minimum Annual Royalty due for such Lease Year, no further Quarterly Payment shall be due or payable during such Lease Year.

      If at any time after the Initial Term, in the opinion of Lessor's engineer or an independent professional engineer mutually acceptable to Lessor and Lessee, upon the request of Lessee, the amount of mineable and merchantable Leased Coal is not sufficient to provide enough Tonnage Royalty to recoup all unrecouped Minimum Annual Royalty previously paid under this Lease, then the obligation to pay Minimum Annual Royalty or any subsequent Quarterly Payment thereof shall immediately cease.

      The term "coal" referred to herein shall include any low-coal content merchantable product that is sometimes sold and shipped under various trade names including bone, coal, fuel and middlings, and, for purposes of this Lease, synthetic fuel produced by Lessee from Leased Coal. The term "ton" referred to herein shall mean 2,000 pounds.

      Subject to the qualification hereinafter stated in this paragraph, "gross selling price" of coal shall, for all purposes under this Lease, be the amount received, by Lessee, upon sale thereof after preparation and/or tippling, to an unaffiliated third party purchaser f.o.b. railroad cars, trucks or other transport at the loading point at which Leased Coal mined hereunder has been prepared and loaded for shipment to such unaffiliated third party purchaser, without any deduction for selling expense or sale commission but with proper deduction for transportation costs incurred in the instances where the f.o.b. selling point is different than the loading point. It is this section's intent that the gross selling price be the price received by Lessee or its affiliates, in the last arm's length transaction between an unaffiliated third party


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purchaser and Lessee or its affiliates for such Leased Coal. If Lessee or any affiliate of Lessee shall consume any of the Leased Coal, the price of the Leased Coal as consumed shall be considered equal to (1) the average gross selling price of Leased Coal of comparable quality and as is then being sold to unaffiliated third party purchasers, or (2) if there are no unaffiliated third party purchasers, the average gross selling price of comparable coal in the open market.

      Lessee shall furnish to Lessor on or before the 20th day of each calendar month the railroad and truck scale weights showing the quantity of Leased Coal shipped from the Leased Premises and weights of Leased Coal, if any, consumed on the Leased Premises or at the preparation plant or tipple by Lessee or its affiliates during the preceding calendar month. Lessee shall comply with all reasonable rules and regulations that may reasonably be prescribed by Lessor's engineer for the ascertainment of and payment of tonnage royalties on the Leased Coal mined and sold or consumed under this Lease. Lessee shall keep accurate and correct books of account showing all coal mined, and all coal consumed on, transported, or shipped from the Leased Premises or elsewhere, together with the correct weights and gross selling price thereof, to which books and records Lessor shall at all reasonable times and with reasonable notice have access for verification of statements to be furnished by Lessee for a period of five (5) years from the date of payment.

      Lessor, for like purposes, is hereby authorized to demand and require of any railroad company or other agents transporting the products of the Leased Premises, inspection of its books and records, showing the weight and quantity of such products and pertinent information in relation thereto. Lessee hereby authorizes and requests such carriers and other agents to show Lessor, or its agents, all such books and records and to furnish all such information when requested.

      In the event it shall be necessary or reasonably convenient in mining Leased Coal to load the same over a tipple or tipples over which other coal is loaded, thereby mixing the Leased Coal with other coal, Lessee shall keep a strict account of the tonnage of Leased Coal as well as a strict account of the tonnage of other coal being loaded over the same tipple or tipples. Before other coal may be mixed with Leased Coal, the method of determining these respective tonnages shall be approved in writing by the Engineer of Lessor consistent with standard industry practice, which approval shall not be unreasonably withheld, delayed or conditioned.

      In the event Leased Coal is so commingled, then the gross selling price, as set forth in Section 4 hereof, shall be the average gross selling price for all coal with which such Leased Coal is commingled, to the end that unless the Leased Coal is mined, processed, stored and sold separately from all other coals, then the gross selling price shall be the average gross selling price for all coal sold from the Lessee's facility with which Leased Coal is commingled.

      It is the intent of this Lease to allow monthly royalty payments to be paid on either a sales or production basis in Lessee's sole discretion; however, all coal produced from the Leased Premises shall be reconciled to total sales along with any Foreign Coal that is commingled with coal from the Leased Premises. This reconciliation shall be done monthly for coal reported and royalty paid on a sales basis and not less than annually for coal reported and royalty paid on a production basis. The only allowable adjustment to total sales is a reduction for Foreign Coal segregated and not commingled at any time with coal from the Leased Premises. Lessor's portion of total sales shall be prorated based on Lessor's percentage of total production since the last reconciliation and adjustments made, plus or minus, at that


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time. There will be no other adjustments to sales tons or methods used to reconcile Lessor's royalty payments unless expressly agreed to in writing, in advance, by Lessor.

SECTION 5.  TAXES AND INSURANCE.

      Lessor will, in the first instance, pay all the taxes, levies and assessments on or in respect of Lessor's ownership of the Leased Premises and, during the continuance of this Lease, Lessee shall reimburse to Lessor the amount of such taxes, levies, and assessments attributable to the Leased Coal and the Leased Premises, but excluding taxes attributable to all rights excepted and reserved, if separately assessed, including taxes attributable to timber, oil, gas and other minerals, after Lessee's receipt of Lessor's statement therefor, such amounts to constitute and be treated as additional rental hereunder; provided that the obligation of Lessee shall be prorated for any partial calendar years for the first year and the last year of this Lease. Lessee shall promptly pay at the several times they become due and payable all taxes levied or assessed upon coal mined from or products manufactured from coal upon the Leased Premises. Lessee shall also pay any and all taxes due to the state and/or its subdivision for severing, removing, processing, or preparing of said coal, except for taxes on gross or net income of Lessor on receipt of royalties, and Lessee shall also pay all royalties for removal of coal required by any existing or future labor agreements of lessee, its agents, operators or affiliates. If Lessor fails to pay the taxes, levies and assessments set forth above or if there are any taxes or encumbrances due on the Leased Premises, then Lessee may pay the same and any penalties, or redeem the Leased Premises from a tax sale, and deduct the amount expended attributable to taxes attributable to all rights excepted or reserved, if separately assessed, as well as penalties and interest assessed due to Lessor's failure to timely pay any taxes, levies and assessments, from any rents and royalties subsequently accruing.

      Lessee may, at any time during the continuance of this Lease, at its own cost and expense, and after reasonable notice to Lessor of its intention so to do, contest any of the taxes, levies, or assessments to be borne by Lessee as above provided. In the event of any such contest, Lessee is authorized to proceed in the name of Lessor with respect to the reversionary interest of Lessor in the Leased Premises, but Lessee shall indemnify Lessor against any costs, penalties, expenses, or interest charges arising out of such contest.

      Lessee shall submit to Lessor, for its review, a copy of annual coal appraisal reports or returns prepared pursuant to laws or regulations in the Commonwealth of Virginia with respect to Lessor's ownership prior to the filing with any governmental agency. It is understood and agreed that the taxes levied or assessed from such reports are based, in part, upon the permitting and/or production of Lessee and for that reason, Lessee's payments to Lessor as provided for in this section shall continue and survive any termination of this Lease until the earlier of such time as (a) said taxes levied or assessed are not based on production or the designation of the Leased Coal as mineral under development, (b) the Leased Coal is leased to any third parties (or if partially leased, to the extent so leased); or (c) one year following termination of this Lease. Notwithstanding the foregoing, after termination of the Lease, Lessee's responsibilities for payment of taxes shall be limited to the incremental difference between the amount of taxes due based on the designation of coal reserves as mineral under development and the amount of taxes that would be due if such reserves were not under development. Lessor shall use its commercially reasonable efforts to minimize all taxes payable by Lessee under this Lease.


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      Lessee agrees that it shall comply with all of the terms and provisions of the black lung laws (defined below) and will secure the payment of black lung benefits (defined below) as hereinafter provided. "Black lung laws" mean the Black Lung Benefits Act, Title IV of the Federal Mine Safety and Health Act of 1977, 30 U.S.C. 901 et seq., and the Internal Revenue Code, 26 U.S.C. 1 et seq., Black Lung Benefits Reform Act of 1977 (P.L. 95-239), Black Lung Benefits Revenue Act of 1977 (P.L. 75-227), Black Lung Benefits Revenue Act of 1981 (P.L. 97-119), as now or hereafter amended, and all rules and regulations adopted pursuant thereto. "Black lung benefits" means any and all benefits payable pursuant to the black lung laws. Lessee acknowledges that, as between itself and Lessor, it is, and shall be deemed to be, the operator of any coal mine or coal preparation facility or facility used for the extraction, preparation or transportation of Leased Coal and of all related activities, including, but not limited to, coal mine construction or maintenance, engaged in by Lessee pursuant to the terms of this Lease with respect to any claim for black lung benefits filed by or on account of any of its employees or former employees. To the extent required under the black lung laws, Lessee shall secure and shall require any other person or entity who operates, controls or supervises a coal mine or coal preparation facility on the Leased Premises or performs services of construction, maintenance, transportation, or other activities related to coal mining or preparation associated with this Lease, and who otherwise is liable for the payment of black lung benefits, to secure the payment of such black lung benefits to or on account of employees or former employees in accordance with the black lung laws and shall provide Lessor, upon request, with appropriate certification that each of them has provided security in compliance with all black lung laws for the payment of such black lung benefits. Without limiting the generality of Lessee's obligations to comply with all other provisions of this Lease, Lessee agrees that it will secure and guarantee the payment of all black lung benefits required to be paid under the black lung laws by reason of mining, construction, transportation, and related activities under this Lease, and Lessee does hereby agree that it will indemnify and hold Lessor harmless from any liability or expenses, including reasonable attorney fees and expenses, which Lessor may suffer directly or indirectly, as a result of or with respect to any claim for black lung benefits filed by or on account of any of Lessee's employees or former employees, or employees or former employees of others operating on the Leased Premises pursuant to this Lease who may be required to secure the payment of black lung benefits as provided above. Notwithstanding anything in this Lease to the contrary, this Lease does not empower Lessor to make any decisions and Lessor hereby expressly waives and disclaims any right to make any decisions with respect to the terms and conditions under which the leased coal is extracted or prepared, such as, but not limited to, the manner of extraction or preparation or the amount of leased coal to be produced at any particular time, all within the meaning of the black lung laws. The parties hereto acknowledge, however, that Lessor has reserved certain rights and has imposed certain requirements under the terms of this Lease solely for the purpose of preventing waste and protecting the reserved rights of Lessor.

      Lessee further covenants and agrees that all employees of Lessee and/or any and all other persons performing work on the Leased Premises pursuant to the rights granted in this Lease will be fully covered by or insured at all times by Workers' Compensation, and to that end Lessee shall comply with all applicable Workers' Compensation laws, rules and regulations and shall make all necessary contributions and/or premium or other payments.

      Lessee covenants and agrees to indemnify and save harmless Lessor, its owners and its or their partners (general and limited), officers, directors, agents, employees, successors and assigns from and against (a) any and all claims, demands, actions or causes of action by or on behalf of any person, firm,


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corporation or governmental body for damages, injuries, deaths, penalties, fines, assessments or otherwise caused by, arising out of, resulting from or as a consequence of, in whole or in part, (i) any acts or omissions of Lessee, its officers, directors, employees, sublessees, contractors, subcontractors, licensees, invitees, engineers, agents, successors, assigns or parent or affiliated corporations or any other persons or entities acting by direct or indirect authority of Lessee, or pursuant to any rights granted in this Lease or
(ii) the use and enjoyment of the Leased Premises pursuant to this Lease, or
(iii) the approval by Lessor of any Mine Plans (as hereafter defined) and (b) any and all costs, counsel fees, expenses and liabilities reasonably incurred in or about any such claim or action brought thereon. Notwithstanding anything herein to the contrary, Lessee shall not be liable for special, consequential or punitive damages incurred by Lessor, but as between Lessor and Lessee, Lessee shall be liable for special, consequential or punitive damages incurred by unaffiliated third parties as a result of Lessee's actions on the Leased Premises.

      During the term of this Lease, Lessee shall carry, and shall require any sublessees or contractors to carry, with a limit of $l million per person and $5 million per occurrence, general liability, including contractual liability, insurance. Lessor shall be named as an additional insured and provided a certificate of insurance reflecting such coverage, which shall not be cancelable except after thirty (30) days' notice to Lessor. Such insurance shall be written on an "occurrence" basis unless the policy is available only on a "claims made" basis, in which case such "claims made" insurance coverage shall be maintained in effect for a period of at least five (5) years after the termination of this Lease, or until final release of Lessee's environmental reclamation bonds required by any regulatory authority, whichever shall last occur.

SECTION 6.  METHOD OF OPERATION.

      Upon termination of this Lease for any reason, Lessee shall, at Lessor's option, to be exercised within thirty (30) days, if at all, sell and convey to Lessor, at fair market value, any real property owned by Lessee or its affiliates within the Controlled Properties Boundary as depicted on Exhibit B. Lessee covenants and agrees that when it commences operation in any of the seams leased herein it will thereafter prosecute its operations hereunder utilizing modern mining equipment and to conduct such operations in a careful, skillful, and workmanlike manner, and in compliance with the present and any future laws of the Commonwealth of Virginia and of the United States, and also according to the rules and practices of good mining and with due regard for the value of the Leased Premises. Minimum Annual Royalty paid hereunder shall be in lieu of any implied covenant of diligent development.

      Lessee shall be responsible for complying with all present and future laws and governmental regulations, including environmental laws and regulations, related to or controlling mining and related operations by Lessee, its sublessees and contractors, on the Leased Premises, which responsibility shall survive termination of this Lease. If Lessee violates, or is claimed to have violated, laws or governmental regulations, then Lessee shall indemnify Lessor and hold it harmless from any penalties, fines, costs, and expenses, including reasonable legal fees and court costs, imposed upon or incurred by Lessor as a result of said claim, violation or violations.

      Notwithstanding Lessee's obligation to comply with all laws, rules, regulations and orders as set forth above, Lessor shall not declare a default hereunder solely as a result of one or more operational violations which Lessee cures or abates as promptly as practical. Lessee shall be solely responsible for treatment of any water discharge caused by its operations, if required by present or future law or


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regulation, which responsibility shall survive termination of this Lease. Lessor shall consent to Lessee's election of post-mining land uses (including post-mining retention of roads and ponds in place to the extent allowed by applicable law) and shall execute all consents, waivers and authorizations reasonably requested by Lessee with respect thereto.

      Lessee agrees that it will work and mine the coal in accordance with general and detail maps and plans of mining and descriptions to be prepared by Lessee (hereinafter collectively called "Mine Plans") and will submit a copy of same to the Lessor. Said Mine Plans shall take into consideration the entire area proposed to be developed by Lessee, and shall make suitable provisions for
(1) the proper protection of overlying and underlying seams of Leased Coal consistent with the terms of this Lease and (2) the reasonable and proper removal of all the mineable and merchantable coal within such Mine Plans. No Mine Plan shall be proposed which, if adopted, and Lessor may refuse to approve any Mine Plan that, would render any substantial portion of otherwise mineable and merchantable coal unmineable or unmerchantable or substantially more difficult or expensive to mine. The Mine Plans shall be submitted to the Lessor at least thirty (30) days prior to the commencement of any operation on the Leased Premises. In the event Lessor determines, in the reasonable exercise of its discretion, that the Mine Plans submitted by Lessee fail to comply with any of the terms of this Lease, Lessor shall so notify Lessee, in which event Lessee will make reasonable attempts to modify the Mine Plans to comply with the terms and conditions hereof. No material change in, modification of, or departures from any Mine Plans so approved shall be made in the development or operation of the mine or mines except pursuant to modified Mine Plans submitted by Lessee to Lessor for the purpose of allowing Lessor to determine, in the reasonable exercise of its discretion, that said modification complies with the terms of this Lease. Lessor's right to notify Lessee that proposed mining plans fail to comply with this Lease is a right reserved solely to protect Lessor's interest in the Leased Premises and to prevent waste and is not intended to give and shall not be construed to give Lessor any control over Lessee's operations. Lessor shall have no authority to determine the manner in which or the methods by which any of Lessee's mining operations are to be conducted, all of which shall be solely determined by Lessee. Lessor acknowledges its approval of all Mine Plans of Lessee which show an approval date on the front thereof as of April 1, 2003 and made available to Lessor during Lessor's due diligence review related to the transaction described in that certain Purchase and Sale Agreement of even date herewith between Lessee and Lessor or which were approved pursuant to a lease dated effective December 1, 2002 covering a part of the Leased Premises. All Mine Plans submitted by Lessee to Lessor shall be deemed, for all purposes under this Lease, approved by Lessor, unless Lessor disapproves any such Mine Plan in writing, within 30 days after Lessor's receipt thereof. Lessor's approval of Mine Plans submitted by Lessee pursuant to this Lease shall not be unreasonably withheld, delayed or conditioned.

      Anything contained in this Lease to the contrary notwithstanding, for those Leased Premises described on Exhibit A hereto as Area 1, the Lessee shall give notice in writing to the Lessor at least six (6) months prior to the start of any operations authorized herein which would require or result in the displacement or removal of trees or timber on the surface of the Leased Premises where said surface is owned by Lessor. Lessor may, at its election, remove such trees or timber. Lessor shall make all reasonable efforts to complete any harvesting operations for trees or timber sold "on the stump" prior to start-up operations by Lessee, but it is understood that both activities may continue simultaneously, provided such continuance does not unreasonably interfere with Lessee's operations. Notwithstanding the foregoing, if Lessor has not removed timber within such six (6) month period, Lessee may remove or destroy such timber without liability or payment therefor. As an additional option, Lessee may give


The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portion.

written notice to Lessor and elect to reimburse Lessor for such trees and timber at the fair market value and dispose of such trees or timber in any manner Lessee shall deem appropriate or necessary and upon Lessee making payment in full to Lessor, the Lessor shall execute and deliver to Lessee any and all documents necessary to convey title to such trees and timber to Lessee or Lessee's assignee, and the Lessee shall not have any further obligation to the Lessor with respect to such trees and timber or the disposition thereof.

      Lessee may conduct its operations under this Lease through its contractors or agents, provided in any case Lessee shall be and remain liable to Lessor for all obligations of the Lessee under this Lease.

      If it is found and reported to Lessee in writing by Lessor that in the progress of the work any areas of mineable and merchantable coal, which Lessee had planned to mine pursuant to a Mine Plan approved by the Lessor, have been passed by or abandoned with the result that mineable and merchantable coal has not been mined and removed, which in accordance with good mining practice should have been mined and removed, it shall be the duty of Lessee to return as soon as reasonably practicable to such areas and mine and remove the mineable and merchantable coal therefrom, or failing so to do, Lessee shall account for the mineable and merchantable coal contained therein and pay the royalty therefor the same as though it had been mined. If Lessee subsequently mines and removes any coal that has been bypassed and paid for within the contemplation of this Section, Lessee shall not be liable for any additional royalty for such coal.

      Lessee shall employ a competent mining engineer, duly registered in the Commonwealth of Virginia, whose duty it shall be to keep up the mine surveys and make accurate maps thereof, which maps shall at all reasonable times and upon reasonable notice be subject to the inspection of Lessor, or its duly authorized agents, and copies furnished to the Engineer of Lessor on or before February 1 and August 1 of each year. Such maps shall show the location of the coal section numbers obtained by Lessor during mine inspections, in a form convenient to Lessee and acceptable to the Engineer of Lessor.

      Lessee shall furnish Lessor copies of data derived from any and all future coal exploration activities within the Leased Premises, including, but not limited to, driller's logs, geophysical logs, and coal laboratory analyses of core holes and associated geological maps.

      Upon request of Lessor, Lessee shall make available for Lessor's inspection and copying any and all laboratory analyses made of coal mined from the Leased Premises.

      Upon request of Lessor, Lessee shall make available for Lessor's inspection, at all reasonable times and upon reasonable notice, and copying any and all Lessee's correspondence with government agencies or departments which pertain to the Leased Premises, or to operations undertaken or to be undertaken thereon.

      Lessor, through its duly authorized agents, shall at all reasonable times, upon reasonable notice and at its own risk have the right to enter said mines, inspect the same, and have surveys made thereof to determine if all the terms and conditions of this Lease are fully complied with, and for these purposes to use freely the means of access to said mines and the workings thereof without hindrance, but in such manner as not unreasonably to interfere with the operation thereof. Lessor shall indemnify and hold Lessee, its members, managers, officers, employees, contractors, agents and permitted sublessees, successors and assigns harmless from and against any and all claims, demands, causes of action, costs


The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portion.

and liabilities due to personal injury, death, property damage or loss arising from or in connection with the entrance in or upon said mines by Lessor or its duly authorized agents or contractors.

      Lessor shall maintain all records furnished or made available pursuant hereto in confidence.

      Lessor acknowledges that it has received a copy of that certain Contract, dated April 25, 2001 (the "A & G Contract"), between Lessee's affiliate sublessee and A & G Coal Corporation ("A & G"), and consents to the terms thereof, including A & G's rights under Section 23 of the A & G Contract. To the extent the A & G Contract grants or conveys more extensive or broader rights than granted by this Lease, Lessee is nevertheless deemed to have the authority and power to grant such rights with respect to the property affected by the A & G Contract, and Lessee shall not be in default as a result thereof or as a result of the exercise of such more extensive or broader rights by Lessee or A &
G. Additionally, notwithstanding anything in this Lease to the contrary, Lessor hereby grants Lessee the mining and other rights granted under the A & G Contract (including the customary practice of cutting timber and retaining the proceeds therefrom and the right to grant the same rights as set forth in
Section 23 of the A & G Contract), and similar rights with respect to the areas identified on the map attached hereto as Exhibit B (the "Contract Mine Areas").

      Notwithstanding anything in this Lease to the contrary, Lessee shall be entitled to enter into contract mining agreements and subleases with any mining contractor or sublessee, without Lessor's consent, for mining of the Leased Coal, upon any terms and conditions chosen by the Lessee; provided that the Lessee shall remain obligated to the Lessor for compliance with all the terms and conditions of this Lease; and provided further that any such subleases shall not sublease the Leased Premises in its entirety.

SECTION 7.  REMEDIES OF LESSOR.

      All payments hereunder required to be made by Lessee to Lessor shall be deemed and considered as rent reserved upon contract, and all remedies now or hereafter given by the laws of the Commonwealth of Virginia for the collection of rent are reserved to Lessor in respect of the sums so payable, and a lien is hereby reserved upon this Lease and the leasehold estate hereby created, to secure the payment of any and all sums.

      If default be made by Lessee in the payment of the rentals and royalties herein reserved, or in the performance of any of the other terms or conditions hereof required to be kept or performed by Lessee, and such default shall continue for a period of ten (10) days with respect to payment of rentals and royalties, or thirty (30) days with respect to performance of any of the other terms or conditions, after written notification thereof has been received by Lessee, then in such event and as often as the same occurs, Lessor may, at its option, terminate this Lease without any further notice and re-enter upon and take possession of the Leased Premises and hold and possess the same as its absolute property free and clear of any claims of, by, or through Lessee, and pursue any and all other remedies available under the laws of the Commonwealth of Virginia for violation of any covenant or condition hereof, and all such remedies shall be deemed cumulative and not exclusive. Notwithstanding the foregoing, should physical conditions on the Leased Premises prohibit cure of any default (other than payment of rental or royalty) by Lessee within the prescribed thirty (30) day period, then Lessee shall be required to have diligently and in good faith commenced curative measures and shall within ten
(10) days of notice of default advise


The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portion.

Lessor in detail in writing as to what physical conditions are prohibiting completion of such cure and setting forth a timetable for such cure. Such notice by Lessee to Lessor shall toll the thirty (30) day curative time until physical conditions permit completion of curative work in a diligent good faith fashion. No action by Lessor pursuant to this Section 7 shall impair the right to rental and royalties due or accrued up to the time of termination and re-entry hereunder, but none shall be charged for any period thereafter

      Lessee further agrees that if the interest of Lessee in the Leased Premises shall be sold on execution or judicial sale, or if bankruptcy proceedings be begun by Lessee, or if Lessee be adjudged a bankrupt, or it makes an assignment for the benefit of creditors, or a receiver be appointed for it or for the Leased Premises, or if an assignment occurs by operation of law, then, and in any such event, this Lease shall forthwith terminate and be forfeited and the Leased Premises and all improvements thereon shall forthwith become the property of Lessor, without compensation to Lessee, and without refund of any royalties paid hereunder.

SECTION 8.  ASSIGNMENT.

      Lessee covenants and agrees that it will not, except as expressly permitted in this Lease, sell, assign, mortgage, pledge or otherwise transfer or encumber (collectively "transfer") this Lease or any rights, interests or estates created by this Lease or all or any portion of the Leased Premises, either voluntarily or by operation of law, without having first obtained the written consent of Lessor (which consent shall not be unreasonably withheld, delayed or conditioned) and in the case of an assignment, without obtaining and presenting to Lessor a covenant of assumption by the assignee, wherein such assignee expressly agrees to and with Lessor to assume and be bound by all of the covenants, terms, conditions and provisions hereof to the same extent as if said assignee had been named as the original Lessee. Notwithstanding anything herein to the contrary, Lessee may assign this Lease, or any rights, interests or estates created by this Lease or all or any portion of the Leased Premises to an entity affiliated with Lessee, its permitted successors or assigns, without consent

      Any transfer of this Lease or any portion thereof to an entity affiliated with Lessee or any sublease of any portion of the Leased Premises to any entity pursuant to Section 6 shall not relieve Lessee from its obligations to comply with all the covenants, terms, conditions and provisions of this Lease, and to assure that the said assignee or sublessee complies with the covenants, terms, conditions and provisions of this Lease, unless otherwise agreed in writing by Lessor. In the event Lessor consents to any transfer, such consent shall not relieve Lessee and/or any transferee from securing Lessor's written consent to any further transfer, nor shall any such consent be construed as a consent to any further transfer or as a waiver of any portion of this section or of Lessor's rights hereunder.

      A transfer of control of Lessee's membership interests, either voluntarily or by operation of law, shall constitute a "transfer" of the Lease under this section. "Transfer of Control" as used in the foregoing shall include, without limitation, (a) an outright sale, assignment or transfer of sufficient percentages of Lessee's membership interests to vest 51% or more of Lessee's membership interests in persons or entities controlled directly or indirectly by persons or entities, some or all of whom are different than those persons or entities which directly or indirectly control 51% or more of Lessee's membership interests as of the effective date of this Lease, or (b) a sale, assignment or other transfer of


The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portion.

shares of the capital stock or ownership interest in any corporation, partnership or other entity, which, as of the effective date of this Lease, owns, separately or jointly with others, directly or indirectly, 51% or more of Lessee's capital stock, where such transfer is sufficient to vest 51% or more of such capital stock or ownership interest in persons or entities, some or all of whom are different than those persons or entities owning such shares or ownership interest as of the effective date of this Lease. Accordingly, a "transfer of control" shall have occurred whenever 51% or more of Lessee's membership interests shall become subject to the direct or indirect control of persons or entities, some or all of whom are different than those persons or entities which directly or indirectly control that portion of Lessee's membership interests as of the effective date of this Lease. Notwithstanding anything herein to the contrary, the Transfer of Control of a publicly traded entity that directly or indirectly controls 51% or more of Lessee's capital stock or the issuance of publicly traded stock by Lessee or any entity directly or indirectly controlling Lessee shall not constitute a transfer requiring consent hereunder.

      Lessee shall have the right, without Lessor's consent, to assign, pledge or mortgage all of Lessee's rights and interests under this Lease to any provider of construction, interim, or long-term financing (including a leveraged lease), or any refinancing thereof, and any trustee or agent acting on their behalf ("Lenders") as security for Lessee's obligations under all documents and instruments evidencing, guaranteeing or executed by Lessee in connection with any financing ("Financing Documents"). Such assignment, pledge or mortgage shall be in writing, and Lessee shall furnish a copy of such assignment, pledge or mortgage to Lessor. In the event of such an assignment, pledge or mortgage and upon occurrence of an event of default by Lessee under this Lease or the Financing Documents, as the case may be, the Lenders shall have the right (but not the obligation) to assume, all of the rights, interests and obligations of Lessee thereafter arising under this Lease. Lessor or Lessee, upon request of the other shall promptly execute and deliver to the requesting party, and/or their Lenders a written consent to any such assignment, pledge or mortgage of this Lease and such written certificates as to the due authorization, execution and delivery by the executing party, and enforceability against Lessor or Lessee of this Lease as Lessor or Lessee and/or their Lenders may reasonably request. Provided, however, in no event and under no circumstances shall any assignment, pledge or mortgage of Lessee's rights and interests under this Lease to Lenders be superior to any pledge or mortgage of the properties leased hereunder by Lessor to a current or future lender who has or will supply financing or refinancing (short or long-term) to Lessor or to a pledge or grant of the Lease to said Lessor's Lender as security for said financing or refinancing, and, accordingly, Lessee acknowledges that any assignment, pledge or mortgage of this Lease to Lenders will be subordinate to Lessor's financing and the rights thereunder, whether entered into now or at any time in the future.

      Upon the occurrence of any transfer requiring the prior written consent of Lessor, without the prior written consent of Lessor, Lessor shall have the option to terminate this Lease pursuant to Section 7 of this Lease.

SECTION 9.  WAIVERS AND RELEASES, ETC.

      No waiver, release, modification, or amendment of any of the terms, conditions, or provisions of this Lease shall be valid or set up or relied upon by Lessor or Lessee, unless the same is in writing duly executed by Lessor and Lessee. The failure to exercise any right upon nonperformance shall not be construed as a waiver of the right to insist on subsequent performance of the terms and conditions hereof.


The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portion.

SECTION 10.  ARBITRATION.

      In the event of a dispute between the parties hereto with respect to the terms of or performance under this Lease, such dispute shall be submitted to three competent and disinterested arbitrators in the following manner. The party desiring such arbitration shall select its arbitrator and give written notice thereof to the other party, and shall in such notice state precisely the matter or matters which it is proposed to bring before the arbitrators, and only the matters so stated shall be considered and decided by them. If the party receiving such notice shall fail to name an arbitrator within thirty (30) days after notice as aforesaid has been received by it, the Chief Judge of the District Court of the United States for the Western District of Virginia shall name and appoint an arbitrator for and in behalf of the party so in default, and the arbitrator so named and appointed shall have the same power and authority as if he had been appointed by such party. The arbitrators so chosen shall appoint a third arbitrator, and in the event they are unable to agree on such appointment, the appointment of the third arbitrator may be made by the Chief Judge of the District Court of the United States for the Western District of Virginia on the application of either of the parties hereto. The three arbitrators shall immediately upon their selection hear and decide the question or questions submitted for arbitration and shall give to each of the parties hereto reasonable notice of the time and place of their meetings, and reasonable opportunity for the production of evidence. Each party shall set forth its position in writing. After hearing both parties, the arbitrators shall promptly make an award in writing upon the question or questions submitted and shall serve a copy of such award upon each party hereto. The award of such arbitrators, or a majority of them, shall be final and binding upon the parties hereto, and the said arbitrators or a majority of them, shall, in their award and as a part thereof, decide by whom and in what proportion the costs of such arbitration shall be borne and paid and the amount of such costs. In its determination, the arbitrators in their award shall adopt the position of one of the parties. Neither party hereto shall have or enforce any right or remedy against the other in respect of any matter herein made the subject of arbitration, until such matter shall have been submitted to and decided by arbitration in the manner above provided, and then only in accordance with such decision in arbitration. Notwithstanding the above, either Party may appeal manifest errors of law to the District Court of the United States for the Western District of Virginia.

SECTION 11.  NOTICES.

      Until written notice of a different address, all notices which are anywhere in this Lease provided to be given shall be effective upon receipt and shall be served upon or mailed to Lessee at 406 West Main Street, Abingdon, Virginia 24210, and to Lessor at Post Office Box 2827; Huntington, West Virginia 25727-2827. Notices may also be served via facsimile transmission,, provided that the sender has written confirmation that the transmission was successful.

SECTION 12.  WARRANTY.

      The Lessor, for itself, its successors and assigns, does hereby covenant and agree with the Lessee, subject to the exceptions and reservations herein set forth, and subject to such limitations, restrictions and defects in Lessor's title to the Leased Premises as were in existence at the time of Lessor's acquisition of title to the various tracts comprising the Leased Premises, and subject to the Restrictions contained above, that upon the payment of the rentals and royalties and the performance of all and singular the covenants and agreements aforesaid, said Lessee shall and may peaceably and quietly have and enjoy said Leased Premises for and during the term aforesaid, and for the purposes aforesaid,

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portion.

free from any let or hindrance by the Lessor, its successors and assigns. Lessor does not warrant generally its title to the Leased Premises but warrants only that it has done no act to encumber the title that it acquired to the various tracts comprising the Leased Premises since its acquisition of said tracts. In the event that Lessee did not have the right to mine coal in any part of the Leased Premises because of the rights of a holder of an outstanding superior title antedating Lessor's acquisition of title to the tract or tracts in question, if the Lessee has mined and removed a part or all of the coal therefrom and paid the Lessor therefor on the royalty basis, the Lessor agrees to repay to the Lessee the amount of royalty so paid, without interest, but the Lessor shall not be otherwise liable for any damage to Lessee on account of the mining and removing of said coal by the Lessee.

SECTION 13. SUCCESSORS AND ASSIGNS.

      All covenants, agreements, and conditions herein set forth to be performed by or on behalf of Lessor or Lessee shall bind their respective successors and assigns, whether so expressed or not, and shall inure to the benefit not only of Lessor and Lessee, but also the benefit of their respective successors and assigns; but this Section 13 shall not be construed as in anywise modifying the provisions of Section 8 hereof.

SECTION 14.  REMOVAL OF PROPERTY.

      Lessee, having performed all the terms and conditions of this Lease to be by it performed, may, for a period of twelve (12) months following termination or expiration, remove any and all equipment and personal property owned by Lessee, and may remove from the surface overlying the Leased Premises any and all improvements, buildings, or other structures placed thereon by Lessee during the term hereof. If the Lessee shall fail to remove any of the equipment and personal property described above within said twelve (12) months, then at Lessor's option the same shall thereupon be and become the absolute property of Lessor.

SECTION 15.  MISCELLANEOUS.

      Unless expressly provided for elsewhere in this Lease, this Lease shall be interpreted in accordance with the following provisions:

            (a) Whenever the context may require, any pronoun used in this Lease shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

            (b) If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

            (c) A reference to a person, corporation, trust, estate, partnership, or other entity includes any of them.

            (d) The headings contained in this Lease are for reference purposes only and shall not affect the meaning or interpretation of this Lease.


The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portion.

            (e) A reference to legislation or to a provision of legislation includes a modification or reenactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

            (f) A reference to a writing includes a facsimile transmission of it and any means of reproducing of its words in a tangible and permanently visible form.

            (g) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Lease shall refer to this Lease as a whole and not to any particular provision of this Lease, and article, section, subsection, schedule and exhibit references are to this Lease unless otherwise specified.

            (h) The word "including" shall mean including without limitation.

            (i) The Exhibits identified in this Lease are incorporated herein by reference and made a part of this Lease.

            (j) The parties have participated jointly in the negotiation and drafting of this Lease. In the event an ambiguity or question of intent or interpretation arises, this Lease shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Lease.

            (k) Lessor and Lessee agree to execute and record a short-form or memorandum of lease for the purpose of providing record notice of this Lease.

      IN TESTIMONY WHEREOF, the parties hereto have caused this Lease to be executed in their respective names by their respective representatives thereunto duly authorized, all as of the day and year first above written.

      Executed in duplicate.

                 CSTL LLC

                 By NRP (Operating) LLC
                 Its  Sole Operating Manager
                 By  /s/ Nick Carter
                         Nick Carter, Its President and Manager

                 ALPHA LAND AND RESERVES, LLC
                 By /s/ Michael D. Brown
                        Michael D. Brown, Its President and Manager


The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portion.

STATE OF West Virginia
COUNTY OF Cabell, SS:

The foregoing instrument was acknowledged before me this 9th day of April, 2003, by Nick Carter, President and Manager of NRP (Operating) LLC, sole operating manager of CSTL LLC, on behalf of CSTL LLC, a limited liability company.

      My commission expires November 1, 2008.
                                /s/ Paddy Sue Gay
                                Notary Public

(S E A L)

STATE OF Virginia
COUNTY OF Washington, SS:

The foregoing instrument was acknowledged before me this 9th day of April, 2003, by Michael D. Brown, as President and Manager of ALPHA LAND AND RESERVES, LLC, on behalf of ALPHA LAND AND RESERVES, LLC, a limited liability company.

      My commission expires 03/31/2005.
                                /s/ Teresa J. Darnell
                                Notary Public

(S E A L)


Leases/modellse


The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portion.

      THIS PARTIAL SURRENDER AGREEMENT made and entered into this 12th day of December, 2003, effective as of December 1, 2003, by and between ACIN LLC, a Delaware limited liability company, successor in interest to CSTL LLC through merger, (hereinafter referred to as "Lessor"), and ALPHA LAND AND RESERVES, LLC, a Delaware limited liability company (hereinafter referred to as "Lessee").

      WHEREAS, by Coal Mining Lease dated April 9, 2003, effective as of April 1, 2003 (the "Lease"), Lessor did demise, lease and let to Lessee the Leased Premises (all capitalized terms used herein shall have the meaning given in the Lease), for the purpose of mining, preparation, loading, removal, transportation and shipping of coal, as more fully set forth in the Lease; and

      WHEREAS, said Coal Mining Lease was amended by First Amendment to Coal Mining Lease dated September 30, 2003, effective April 1, 2003; and

      WHEREAS, Lessor and Lessee desire to further amend the Lease by surrendering a portion of the Leased Premises as hereinafter set forth.

                                   WITNESSETH:

      That for and in consideration of the terms, conditions and stipulations embodied within the Lease, as amended, to be performed and observed by Lessor and Lessee, the sufficiency of which is hereby acknowledged, Lessor and Lessee do hereby agree that the area shown colored in blue on the map attached hereto and made a part hereof as Exhibit A is surrendered from the Leased Premises.

      Lessor's acceptance of this surrender shall in no way relieve Lessee of any of its obligations or liability accruing under the Lease with respect to the surrendered portion of the Leased Premises prior to the effective date hereof.

      All other terms and conditions of the Lease, as previously amended, not inconsistent herewith, shall remain in full force and effect, without modification or amendment.

            IN WITNESS WHEREOF, Lessor and Lessee have caused this Partial Surrender Agreement to be executed as of the day and year first above written.

                                    ACIN LLC, a Delaware limited liability
                                    company, By NRP (Operating) LLC, a Delaware limited liability company and its Sole Operating Manager

                                    By: /s/ Nick Carter
                                    Nick Carter, Its President and Chief
                                    Operating Officer

                                    ALPHA LAND AND RESERVES, LLC

                                    By: /s/ Vaughn R. Groves
                                    Vaughn R. Groves, Its President and Manager


The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portion.

      STATE OF WEST VIRGINIA
      COUNTY OF CABELL, to-wit:

      The foregoing instrument was acknowledged before me this 23rd day of December, 2003, by Nick Carter, President and Chief Operating Officer of NRP (Operating) LLC, a Delaware limited liability company and the sole operating manager of ACIN LLC, on behalf of ACIN LLC, a Delaware limited liability company.

                                    /s/ Paddy Sue Gay
                                    Notary Public

My commission expires: November 1, 2008

                  [SEAL]

STATE OF Virginia
COUNTY OF Washington, to-wit:

                  The foregoing instrument was acknowledged before me this 12th day of December 2003, by Vaughn R. Groves, as President and Manager of ALPHA LAND AND RESERVES, LLC, on behalf of ALPHA LAND AND RESERVES, LLC, a Delaware limited liability company.

                                    /s/ Juanita Kegley Snead
                                    Notary Public

My commission expires: 11-30-05


The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portion.

      THIS FIRST AMENDMENT TO COAL MINING LEASE (this "Amendment") made and entered into this 30th day of September, 2003, effective as of April 1, 2003, by and between ACIN LLC, a Delaware limited liability company, successor by merger with CSTL LLC, a Delaware limited liability company (hereinafter referred to as "Lessor"), and ALPHA LAND AND RESERVES, LLC, a Delaware limited liability company (hereinafter referred to as "Lessee").

      WHEREAS, by Coal Mining Lease dated April 9, 2003, effective as of April 1, 2003 (the "Lease"), Lessor did demise, lease and let to Lessee the Leased Premises (all capitalized terms used herein shall have the meaning given in the Lease), for the purpose of mining, preparation, loading, removal, transportation and shipping of coal, as more fully set forth in the Lease; and

      WHEREAS, Lessor and Lessee desire to amend the Lease as hereinafter set forth.

                                   WITNESSETH:

      That for and in consideration of the terms, conditions and stipulations embodied within the

Lease, as amended hereby, to be preformed and observed by Lessor and Lessee, the sufficiency of which is hereby acknowledged, Lessor and Lessee do hereby agree that the first paragraph and only the first paragraph of Section 4(b) of the Lease is hereby deleted and replaced with the following:

            (b) Beginning April 1, 2003, and continuing through the Initial Term of this Lease, Lessee shall pay to Lessor a Minimum Royalty or Minimum Annual Royalty, as the case may be, in the following amounts:

                                                                                QUARTERLY
                               PERIOD                MINIMUM                    PAYMENT
                               ------                -------                    -------
      April 1, 2003 through December 31, 2003       $[***]                      $[***]
      January 1, 2004 through December 31, 2012     $[***] per calendar year    $[***]
      January 1, 2013 through March 31, 2013        $[***]                      $[***]


      In the event this Lease is extended beyond the Initial Term, beginning on April 1, 2013 and continuing thereafter during such extension or extensions of the Term, Lessee shall pay to Lessor a Minimum Royalty or Minimum Annual Royalty, as the case may be, in the following amounts:

                                                                                QUARTERLY
                               PERIOD                MINIMUM                    PAYMENT
                               ------                -------                    -------
      April 1, 2013 through December 31, 2013       $[***]                      $[***]
      January 1, 2014 and thereafter                $[***] per calendar year    $[***]

      Each payment shall be made in advance, in equal installments, for each calendar quarter that this Lease remains in effect during the applicable period, on or before the first day of each such quarter. Each quarterly payment shall hereinafter be referred to as a "Quarterly Payment". Lessee shall have the right to recoup a Quarterly Payment at any time after


The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portion.

      payment of same, by deducting the amount of such payment from Tonnage Royalty payments due, at any time, so long as this Lease remains in effect. Notwithstanding anything herein to the contrary, upon the payment by the Lessee of Tonnage Royalties and a Quarterly Payment or Quarterly Payments with respect to any period, which equal or exceed, in the aggregate, the Minimum Royalty or Minimum Annual Royalty, as the case may be, due for such period, no further Quarterly Payment shall be due or payable with respect to such period.

      The remainder of Section 4(b) and all other terms and conditions of the Lease, not inconsistent herewith, shall remain in full force and effect, without modification or amendment.

          IN WITNESS WHEREOF, Lessor and Lessee have caused this Amendment to be executed as of the day and year first above written.

                                    ACIN LLC, a Delaware limited liability
                                    company, By NRP (Operating) LLC, a Delaware limited liability company and its Sole Operating Manager

                                    By: /s/ Nick Carter
                                    Nick Carter, Its President and Chief
                                    Operating Officer



                                    ALPHA LAND AND RESERVES, LLC
                                    By: /s/ Michael D. Brown
                                    Michael D. Brown, Its President and Manager


The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portion.

STATE OF WEST VIRGINIA
COUNTY OF CABELL, to-wit:

                  The foregoing instrument was acknowledged before me this 29th day of September 2003, by Nick Carter, President and Chief Operating Officer of NRP (Operating) LLC, a Delaware limited liability company and the sole operating manager of ACIN LLC, on behalf of AC1N LLC, a Delaware limited liability company.

                                    /s/Paddy Sue Gay
                                    Notary Public

My commission expires November 1, 2008

                                  [NOTARY SEAL]

STATE OF Virginia
COUNTY OF Washington, to-wit:

                  The foregoing instrument was acknowledged before me this 30th day of September 2003, by Michael D. Brown, as President and Manager of ALPHA LAND AND RESERVES, LLC, on behalf of ALPHA LAND AND RESERVES, LLC, a Delaware limited liability company.

                                    /s/Wanda K. Fields
                                    Notary Public

My commission expires: 6-30-07


The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portion.

                      SECOND AMENDMENT TO COAL MINING LEASE

      THIS SECOND AMENDMENT TO COAL MINING LEASE (this "Amendment") made and entered into this 15th day of December, 2003, effective as of December 15, 2003, by and between ACIN LLC, a Delaware limited liability company, successor by merger with CSTL LLC, a Delaware limited liability company (hereinafter referred to as "Lessor"), and ALPHA LAND AND RESERVES, LLC, a Delaware limited liability company (hereinafter referred to as "Lessee").

      WHEREAS, by Coal Mining Lease dated April 9, 2003, effective as of April 1, 2003 (the "Lease"), Lessor did demise, lease and let to Lessee the Leased Premises (all capitalized terms used herein shall have the meaning given in the Lease), for the purpose of mining, preparation, loading, removal, transportation and shipping of coal, as more fully set forth in the Lease; and

      WHEREAS, Lessor and Lessee desire to amend the Lease as hereinafter set forth.

                                   WITNESSETH:

      That for and in consideration of the terms, conditions and stipulations embodied within the Lease, as amended hereby, to be performed and observed by Lessor and Lessee, the sufficiency of which is hereby acknowledged, Lessor and Lessee do hereby agree with the following, applicable to the Border Mine only, MSHA ID #44-07065:

      Beginning December 15, 2003, continuing only through March 14, 2004, the tonnage royalty will be suspended at the Border Mine, provided, however, if prior to March 14, 2004, one of the following two conditions is achieved, then the tonnage royalty of [***] percent ([***]%) will immediately resume:

            1. If and when the total aggregate clean production after December 15, 2003, reaches 69,000 tons; the royalty rate on all clean produced tons in excess of 69,000 tons shall revert to [***] percent ([***]%) immediately.


            2. If and when the aggregate suspended royalties for coal produced after December 15, 2003, reaches [***] Dollars ($[***]), the tonnage royalty rate of [***] percent ([***]%) shall immediately resume on all other produced tons.


All other terms and conditions of the Lease shall remain in full force and effect, without modification or amendment, including specifically the obligation to provide monthly tonnage and royalty reports.


The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portion.

      IN WITNESS WHEREOF, Lessor and Lessee have caused this Amendment to be executed as of the day and year first above written.

                                    ACIN LLC
                                    By NRP (Operating) LLC, Its Sole Operating
                                       Manager

                                    By: /s/ Nick Carter
                                            Nick Carter
                                    Its President & COO

                                    ALPHA LAND AND RESERVES, LLC
                                    By: /s/ Vaughn R. Groves
                                    Its: President and Manager


The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portion.

STATE OF West Virginia

COUNTY OF Cabell, SS:

            The foregoing instrument was acknowledged before me this 16th day of December, 2003, by Nick Carter, President & COO of NRP (Operating) LLC, a Delaware limited liability company and the sole operating manager of ACIN LLC, on behalf of ACIN LLC, a Delaware limited liability company.

            My commission expires: November 1, 2008

            [NOTARY SEAL]           /s/ Paddy Sue Gay
                                    -----------------
                                          Notary

STATE OF Virginia
COUNTY OF Washington, SS:

The foregoing instrument was acknowledged before me this 6th day of January, 2004 by Vaughn R. Groves, as President and Manager of ALPHA LAND AND RESERVES, LLC, on behalf of ALPHA LAND AND RESERVES, LLC, a Delaware limited liability company.

My commission expires: November 30, 2005

Given under my hand and notarial seal this 6th day of January 2005.

                                /s/ Juanita Kegley Snead
                                ------------------------
                                      Notary Public

My Commission expires November 30, 2005

[SEAL]


The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portion.

                      THIRD AMENDMENT TO COAL MINING LEASE

      THIS THIRD AMENDMENT TO COAL MINING LEASE (this "Amendment") made and entered into this 1st day of October, 2004, effective as of October 1, 2004, by and between ACIN LLC, a Delaware limited liability company, successor by merger with CSTL LLC, a Delaware limited liability company (hereinafter referred to as "Lessor"), and ALPHA LAND AND RESERVES, LLC, a Delaware limited liability company (hereinafter referred to as "Lessee").

      WHEREAS, by Coal Mining Lease dated April 9, 2003, effective as of April 1, 2003 (the "Lease"), Lessor did demise, lease and let to Lessee the Leased Premises (all capitalized terms used herein shall have the meaning given in the Lease), for the purpose of mining, preparation, loading, removal, transportation and shipping of coal, as more fully set forth in the Lease; and

      WHEREAS, said Coal Mining Lease was amended by First Amendment to Coal Mining Lease dated September 30, 2003, and

      WHEREAS, said Coal Mining Lease was further amended by Second Amendment to Coal Mining Lease dated December 15, 2003; and

      WHEREAS, Lessor and Lessee desire to further amend the Lease as hereinafter set forth.

                                   WITNESSETH:

      That for and in consideration of the terms, conditions and stipulations embodied within the Lease, as amended, to be performed and observed by Lessor and Lessee, the sufficiency of which is hereby acknowledged, Lessor and Lessee do hereby agree with the following:

      As of October 1, 2004, 559+ acres of Jawbone Seam, as described by Exhibit A, attached hereto, is added to the Coal Mining Lease dated April 9, 2003, effective as of April 1, 2003. All other terms and conditions of the Coal Mining Lease shall remain in full force and effect, without modification or amendment.

      IN WITNESS WHEREOF, Lessor and Lessee have caused this Amendment to be executed as of the day and year first above written.

                                    ACIN LLC
                                    By NRP (Operating) LLC, Its Sole Operating
                                    Manager

                                    By: /s/ Nick Carter
                                            Nick Carter
                                    Its President & COO

                                    ALPHA LAND AND RESERVES, LLC

                                    By: /s/ Victoria C. Duffy
                                        Its: Vice President


The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portion.

STATE OF West Virginia
COUNTY OF Cabell, SS:

      The foregoing instrument was acknowledged before me this 24th day of September by Nick Carter, President & COO of NRP (Operating) LLC, a Delaware limited liability company and the sole operating manager of ACIN LLC, on behalf of ACIN LLC, a Delaware limited liability company.

      My commission expires: November 1, 2008

         [SEAL]                     /s/ Paddy Sue Gay
                                    -----------------
                                         Notary

         STATE OF Virginia
         COUNTY OF Roanoke, SS:

      The foregoing instrument was acknowledged before me this 7th day of October, 2004 by Victoria C. Duffy, as Vice President of ALPHA LAND AND RESERVES, LLC, on behalf of ALPHA LAND AND RESERVES, LLC, a Delaware limited liability company.

                    My commission expires: February 28, 2005

      Given under my hand and notarial seal this 7th day of October, 2004

                                   /s/ Mary S. Meader
                                   ------------------
                                      Notary Public

                     My Commission expires February 28, 2005

      [SEAL]


The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portion.

                         NATURAL RESOURCE PARTNERS L.P.
                       1035 THIRD AVENUE - P. 0. BOX 2827
                            HUNTINGTON, WV 25727-2827
                       (304) 522-5757 - FAX (304) 522-5401

                                  March 8, 2004

Ms. Victoria C. Duffy
Vice President
ALPHA LAND AND RESERVES, LLC
Post Office Box 858
Vinton, VA 24179

Re:      Second Amendment to Coal Mining Lease
         Lease dated April 9, 2003
         Second Amendment Date: December 15, 2003

Dear Ms. Duffy:

The Second Amendment to Coal Mining Lease dated December 15, 2003, is hereby extended through April 30, 2004, subject to the limitations set forth in Items 1 and 2 of the Second Amendment to Coal Mining Lease.

All other terms and conditions of the Lease between ACIN and Alpha, as previously amended, remain in full force and effect, without modification or amendment.

If Alpha is in agreement, please indicate by executing in the space provided below and return one counterpart for our records to my attention.

                                    Sincerely,

                                    NRP (Operating) LLC
                                    On Behalf of ACIN LLC
                                    Its Sole Operating Manager

                                    /s/ John H. Mooney
                                    John H. Mooney
                                    Vice President & Regional Manager

JHM/g

ACCEPTED AND AGREED:
--------------------

ALPHA LAND AND RESERVES, LLC

By: /s/ Victoria C. Duffy
Its:    Vice President


The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portion.